FIRST QUARTER 2016 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends, particularly those that affect mortgage origination and refinance activity, and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual Report on Form 10-K for year ended December 31, 2015, and our quarterly report on Form 10-Q for the quarter ended March 31, 2016, which we expect to file on or before May 10, 2016. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to realize the expected value of our mergers with Simplicity Bancorp and Orange County Business Bank and the combined entity resulting from those transactions; integrate our recent acquisitions; continue to expand our banking operations geographically and across market sectors; grow our franchise and capitalize on market opportunities; manage our growth efforts cost-effectively and attain the desired operational and financial outcomes; manage the losses inherent in our loan portfolio; make accurate estimates of the value of our non-cash assets and liabilities; maintain electronic and physical security of customer data; respond to an increasingly restrictive and complex regulatory environment; and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending March 31, 2016, and is unaudited, although certain information related to the year ended December 31, 2015, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. 2

Growing Western U.S. Franchise • Seattle-based diversified commercial bank - company founded in 1921 • Growing commercial & consumer bank with concentrations in major metropolitan areas of the Western United States • Leading Northwest mortgage lender • 121 retail deposit branches and lending centers in the Western United States and Hawaii • Total assets of $5.4 billion 3

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Commercial Lending, Multifamily, Commercial Real Estate and Construction  Increase density of commercial and retail deposits via existing market penetration and de-novo branch expansion • Growth via acquisition of branches and smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Reliable source of capital to grow commercial and consumer banking segment • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Attain targeted operating efficiency ratios by segment • Target long-term 15%+ ROTE, subject to achievement of targeted segment contributions Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 4

Successful Diversification Strategy of growing our Commercial and Consumer Banking segment driving strong growth and diversification of our loan portfolio and earnings 5 June 2013 quarter represented the beginning of our acquisition strategy post IPO * 2012 was the peak of the post-recession refinance wave ** 47% of total asset growth has been through acquisitions 2Q13 1Q16 12 Month Core Net Income* 66,496$ 12 Month Core Net Income 42,561$ Commercial Banking % -12% Commercial Banking % 58% Mortgage Banking % 112% Mortgage Banking % 42% 12 Month Revenue 323,283$ 12 Month Revenue 431,366$ Net interest Income % 20% Net interest Income % 36% Non-interest Income % 80% Non-interest Income % 64% 53% 9% 27% 2% 4% 5% Total Assets - $2.8 billion Loan Portfolio - $1.4 Billion Single family Home equity and other CRE Multifamily Construction Commercial business 35% 8% 18% 15% 18% 6% Total Assets - $5.4 Billion** Loan Portfolio - $3.6 Billion Single family Home equity and other CRE Multifamily Construction Commercial business

Acquisition Strategy

We seek to grow and diversify our business and earnings by opportunistically expanding through acquisitions in attractive markets and then adding our full range of products and services

Disciplined Acquisition Objectives

- **Internal rate of return in excess of 15%**
- **EPS accretive**
- **Low-to-mid teens return on invested capital**
- **Less than 10% initial tangible book value per share dilution**
- **Less than 4 years tangible book value per share dilution earnback**

Acquisition History

Target	State	Date: Announce	Date: Completion	Total Assets ($M)	Deal Value ($M)	Price/ TBV (%)
Orange County Business Bank	CA	9/28/2015	2/1/2016	$ 200	$ 56	117
Simplicity Bancorp, Inc.	CA	9/29/2014	3/1/2015	879	133	99
Fortune Bank	WA	7/26/2013	11/1/2013	142	27	142
YNB Financial Services Corp.	WA	7/26/2013	11/1/2013	125	10	140
			Total	$1,221	$ 226	110 *

Post Acquisition Scaling (CA Example)

- **HomeStreet Commercial Real Estate – Southern California**
  - Originate permanent loans up to $10 million in principal, a portion of which we intend to sell
- **SBA Lending group**
- **De-Novo Branch expansion associated with Kaiser Permanente affinity relationship**
  - Kearney Mesa & Mission Gorge in San Diego, CA

* Deal value weighted average price / TBV

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7 Recent Developments Results of Operations • First quarter net income of $6.4 million or $0.27 diluted EPS • Excluding after tax merger-related items, core net income of $9.8 million or $0.41 diluted EPS • Total Assets increased to $5.4B from $4.9B at December 2015 • Continued strong credit performance including reduction in nonperforming assets Strategic Growth Activity in 1Q16 • Closed the acquisition of Orange County Business Bank on February 1, 2016. • Opened three deposit branches in California and Hawaii, a single family loan center in Arizona, a commercial lending center in Washington, and commercial real estate lending center in Texas • The holding company was assigned a BBB- rating by the Kroll Bond Rating Agency for senior unsecured debt • Converted the charter for HomeStreet Bank to a Washington state-chartered commercial bank and converted HomeStreet, Inc., to bank holding company Recent Developments since 1Q16 • Executed a $20 million unsecured line of credit for the holding company • Combined the commercial real estate lending group and HomeStreet Commercial Capital under the name HomeStreet Commercial Real Estate under the leadership of Bill Endresen

Results of Operations – Quarter Trend

($ in thousands)	Mar. 31, 2016 [1]	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015 [2]
	For the three months ended				
Net interest income	$ 40,691	$ 39,740	$ 39,634	$ 38,230	$ 30,734
Provision for loan losses	1,400	1,900	700	500	3,000
Noninterest income	71,708	65,409	67,468	72,987	75,373
Noninterest expense	101,353	92,725	92,026	92,335	89,482
Net income before taxes	9,646	10,524	14,376	18,382	13,625
Income taxes	3,239	1,846	4,415	6,006	3,321
Net income	$ 6,407	$ 8,678	$ 9,961	$ 12,376	$ 10,304
Diluted EPS	$ 0.27	$ 0.39	$ 0.45	$ 0.56	$ 0.59
Core net income [3]	$ 9,785	$ 8,787	$ 9,449	$ 14,541	$ 11,560
Core EPS [3]	$ 0.41	$ 0.39	$ 0.42	$ 0.65	$ 0.67
Tangible BV/share [4]	$ 20.37	$ 20.16	$ 19.95	$ 19.35	$ 18.97
Core ROAA [3]	0.78%	0.72%	0.78%	1.25%	1.21%
Core ROAE [3]	7.66%	7.47%	8.21%	12.76%	12.50%
Core ROATE [3]	8.08%	7.80%	8.59%	13.38%	13.09%
Net Interest Margin	3.55%	3.61%	3.67%	3.63%	3.60%
Core efficiency ratio [3]	85.5%	87.8%	86.2%	80.1%	77.7%
Tier 1 Leverage Ratio (Bank)	10.17%	9.45%	9.69%	9.46%	11.47% / 9.95% [5]
Total Risk-Based Capital (Bank)	13.93%	13.91%	14.15%	13.97%	14.57%

[1] Includes two months of OCBB's results of operations.
[2] Includes one month of Simplicity's results of operations.
[3] Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.
[4] See appendix for reconciliation of non-GAAP financial measures.
[5] Quarterly average assets used to calculate Tier 1 Leverage ratio normalized for Simplicity Bank merger effective 3/1/15

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$30.7 $38.2 $39.6 $39.7 $40.7 3.60% 3.63% 3.67% 3.61% 3.55% 3.30% 3.40% 3.50% 3.60% 3.70% 3.80% 3.90% $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 1Q15 2Q15 3Q15 4Q15 1Q16 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • 1Q NIM declined 6 bps while net interest income increased $1 million • NIM decline primarily due to the change of the impact or purchase discounts and premiums from acquired loans and deposits, and higher cost of interest-bearing funds • Higher net interest income was due to growth in average interest-earning assets during the quarter 9

Avg. Yield 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 1Q15 2Q15 3Q15 4Q15 1Q16 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Average total interest-earning assets increased $177 million or 4% in 1Q primarily from $279 million increase in average loans held for investment, which was due to organic growth and to the closing of the OCBB acquisition • Loans held for investment, net, ending balances increased $331 million or 10% in 1Q, with $126 million of the growth added from OCBB • New commitments of $469 million in mortgage, commercial lending, commercial real estate and residential construction Avg. Yield 4.01% 4.03% 4.03% 4.03% 4.02% 10

HomeStreet Investment Securities Portfolio Yield As of 03/31/2016 2016 YTD Total Return (1) Yield (2) Duration (2) HomeStreet Investment Portfolio 2.21% 2.64% 3.98 Composition Adjusted Barclays US Aggregate Index (3) 1.64% 2.30% 3.86 HMST performance data: BondEdge (1) As of March 31, 2016 (2) Yield and duration Include FTE adjustment (3) Barclays US Aggregate Index Adjusted to reflect HMST portfolio composition • Investment Security Portfolio size is $687m • The Investment Portfolio has an average credit rating of Aa1 11

Noninterest Income • Noninterest income increased 10% to $71.7 million in 1Q compared to 4Q15, mostly from higher net gain on mortgage loan origination and sale activities, partially offset by lower mortgage servicing income • Net gain on mortgage loan origination and sale activities increased $14.6 million primarily due to 35% higher single family rate lock and forward sale commitments volume • Mortgage servicing income declined $5.4 million due primarily to lower risk management results during Q1 compared to the prior quarter partially offset by higher net servicing fees collected 12 $4.3 $1.8 $4.8 $13.5 $8.1 $61.9 $70.0 $57.9 $46.6 $61.3 $75.4 $73.0 $67.5 $65.4 $71.7 $6.6 $2.6 $4.0 $4.9 $2.3 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 1Q15 2Q15 3Q15 4Q15 1Q16 No nin ter st Inc om e ( in mi llio ns ) Net gain on mortgage loan origination and sale activities Mortgage servicing income Bargain purchase gain Other noninterest income

0 400 800 1,200 1,600 2,000 2,400 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 1Q15 2Q15 3Q15 4Q15 1Q16 Non inte res t Ex pen se ( in m illio ns) Core noninterest expense Merger-related expenses FTE FTE Noninterest Expense • Full-time equivalent employees increased by 6% in 1Q • Excluding merger-related expenses, salaries and related costs also increased by 6% in 1Q • Core efficiency ratio improved from the prior quarter due to higher Mortgage Banking segment revenue. • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes merger-related expenses. See appendix for reconciliation of non-GAAP financial measures. 13 Total noninterest expense $89.5 $92.3 $92.0 $92.7 $101.4 M rger-related expenses $12.2 $3.2 $0.4 $0.8 $5.2 Core noninterest expense (1) $77.3 $89.1 $91.6 $92.0 $96.2 Salaries & related costs (1) $51.7 $59.9 $61.0 $60.3 $63.8 General & administrative (1) $12.4 $14.0 $14.9 $16.0 $15.7 Occupancy (1) $5.7 $5.9 $6.1 $6.9 $7.1 Information services (1) $6.1 $7.8 $7.6 $7.0 $7.1 Other noninterest expense (1) $1.5 $1.5 $2.0 $1.7 $2.4 FTE 1,829 1,964 2,100 2,139 2,264 Core efficiency ratio (1) 77.7% 80.1% 86.2% 87.8% 85.5%

Segment Overview Mortgage Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inception • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term efficiency ratio target of <80% • Long-term targeted ROE of >25% Commercial & Consumer Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  Residential construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets  Follow mortgage expansion • Diversify and grow loan portfolio 4-6% or more per quarter (1) • Manage non-interest expense increase to approximately 3% per quarter • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <65% • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance and net interest margin. Other portfolio management considerations include liquidity management, capital requirements and profitability. 14

Commercial & Consumer Banking 15

Commercial & Consumer Banking Segment – Quarter Trend

($ in thousands)	Mar. 31, 2016 (1)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015 (2)
	For the three months ended				
Net interest income	$ 35,645	$ 32,759	$ 31,509	$ 30,645	$ 25,107
Provision for loan losses	1,400	1,900	700	500	3,000
Noninterest income	4,643	8,778	6,884	3,624	10,081
Noninterest expense	36,629	29,542	28,110	29,280	35,666
Net income (loss) before taxes	2,259	10,095	9,583	4,489	(3,478)
Income taxes	717	1,718	2,783	1,635	(3,464)
Net income (loss)	$ 1,542	$ 8,377	$ 6,800	$ 2,854	$ (14)
Core net income (3)	$ 4,920	$ 8,486	$ 6,288	$ 5,019	$ 1,242
Core ROAA (3)	0.46%	0.85%	0.66%	0.56%	0.16%
Core ROAE (3)	4.71%	9.11%	7.39%	6.47%	2.02%
Core ROATE (3)	5.03%	9.64%	7.87%	6.94%	2.16%
Core efficiency ratio (3)	78.0%	69.9%	73.6%	75.9%	82.3%
Net Interest Margin	3.54%	3.51%	3.62%	3.64%	3.60%
Total average earning assets	$4,039,023	$3,708,342	$3,514,496	$3,385,008	$2,840,601
FTE	903	828	807	757	768

- Core net income declined linked quarter primarily due to lower noninterest income resulting from lower gain on sale of loans (-$1.3 million) and investment securities (-$1.4 million), as well as higher noninterest expense resulting from expansion of segment activities
- Net interest income increased 9% from 4Q as a result of 9% growth in average earning assets

(1) Includes two months of OCBB's results of operations.
(2) Includes one month of Simplicity's results of operations.
(3) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.

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Loan Production/Loan Balance Trend 17 • New loan commitments remain strong and totaled $469 million in 1Q16 and included $292 million in commercial loans. • Loans held for investment balances have grown 10% year to date, 62% of this growth was organic • 1Q16 included $126 million of loans added from the acquisition of OCBB Commitme n ts B al an ce s ($ in thousands) Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Mar. 31, 2015 Single Family $74,048 $99,621 $62,702 $52,819 $50,093 Single Family Custom Home Construction $47,519 $73,978 $41,944 $39,788 $31,666 Home Equity and other $55,269 $54,047 $37,716 $32,691 $14,675 Total Consumer Loans $176,836 $227,646 $142,362 $125,298 $96,434 Commercial Real Estate/Multifamily $146,563 $136,370 $99,487 $53,221 $14,562 Residential Construction $105,847 $114,531 $114,425 $95,468 $56,735 Commercial Real Estate/Multifamily Construction $27,420 $77,815 $33,605 $27,900 $37,713 Commercial Business $12,582 $18,572 $26,697 $11,243 $16,063 Total Commercial Loans $292,412 $347,288 $274,214 $187,832 $125,073 Total $469,248 $574,934 $416,576 $313,130 $221,507 ($ in thousands) Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Mar. 31, 2015 Singl Family $1,231,707 $1,203,180 $1,171,967 $1,182,542 $1,198,605 Single Family Custom Home Construction $1 9,36 $108,228 81,554 75,665 $66,422 Home Equity and other $275,405 $256,373 $237,491 $216,635 $205,200 Total Consumer Loans $1,626,475 $1,567,781 $1,491,012 $1,474,84 $1,470,227 r i l eal tate $66 ,932 $600,703 $563,241 $547,571 $535,54 Multifamily $543,887 $426,557 $382,392 $366,1 7 $35 ,193 Residential Construction $202,427 $177,335 $153,212 $130,586 $122,311 C mmercial Real Estate/Multifamily Construction $308,030 $29 ,5 7 $295,105 $248,566 $213,66 Commercial Business $213,084 $154,262 $158,135 $166,216 $164,259 Total Commercial Loans $1,929,360 $1,656,454 $1,552,085 $1,459,126 $1,387,969 Total Loans Held for Investment (before Deferred Fees and Allowance) $3,555,835 $3,224,235 $3,043,097 $2,933,968 $2,858,196

Loan Portfolio • CRE loans ended 1Q16 at $1.21 billion or 34% of the total LHFI portfolio and 59% of the commercial loan portfolio. Multifamily is the number one property type. • The composition of the portfolio continues to diversify, commercial loans make up 58% of the portfolio at 1Q16 and single family and consumer loans make up 42%. 18 Loan Composition $3.55 billion CRE by Property Type $1.21 billion

Construction Lending Overview

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographical expansion has provided an opportunity to reduce concentrations in any particular market.

Construction Lending Types

Custom Home Construction	***Multifamily***	***Commercial***	***Residential Construction***	***Land & Lots***
Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.15 DSC • Portfolio LTV ~ 65%	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.25 DSC • ≥ 50% pre-leased office/retail • Portfolio LTV ~65%	• 12-18 Month Term • LTC: ≤ 95% Presale & Spec • Leverage, Liquid. & Net Worth Covenants as appropriate • Portfolio LTV ~ 70%	• 12-24 Month Term • ≤ 50% -80% LTC • Strong, experienced, vertically integrated builders • Portfolio LTV ~ 55%
3/31/16 Balances and Commitments				
Balance: $117M Unfunded Commitments: $96M % of Balances: 19% % of Unfunded Commitments: 22%	Balance: $198M Unfunded Commitments: $119M % of Balances: 32% % of Unfunded Commitments: 27%	Balance: $94M Unfunded Commitments: $30M % of Balances: 15% % of Unfunded Commitments: 7%	Balance: $166M Unfunded Commitments: $172M % of Balances: 26% % of Unfunded Commitments: 40%	Balance: $53M Unfunded Commitments: $16M % of Balances: 8% % of Commitments: 4%

Geographical Distribution (balances)


25%
37%
5%
2%
2%
19%
7%
3%
3%
17%
35%
2%
11%
32%
20%
40%
40%
7%
18%
36%
10%
7%
14%
4%
3%
12%
25%
35%
9%
3%
8%
7%
2%

Seattle Metro | Puget Sound Other | WA Other | Portland Metro | OR Other | Hawaii | California | Utah | Idaho

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Credit Quality

($ in thousands)	Mar. 31, 2016 HMST	Mar. 31, 2016 Peer Avg [3]	Dec. 31, 2015 HMST	Dec. 31, 2015 Peer Avg [3]	Sept. 30, 2015 HMST	Sept. 30, 2015 Peer Avg [3]	Jun. 30, 2015 HMST	Jun. 30, 2015 Peer Avg [3]	Mar. 31, 2015 HMST	Mar. 31, 2015 Peer Avg [3]
Nonperforming assets [1]	$23,285	--	$24,699	--	$27,743	--	$32,735	--	$32,798	--
Nonperforming loans	$16,012	--	$17,168	--	$19,470	--	$21,308	--	$21,209	--
OREO	$7,273	--	$7,531	--	$8,273	--	$11,427	--	$11,589	--
Nonperforming assets/total assets [1]	0.43%	[4]	0.50%	0.82%	0.56%	0.83%	0.67%	0.83%	0.71%	0.91%
Nonperforming loans/total loans	0.45%	[4]	0.53%	0.77%	0.64%	0.71%	0.73%	0.72%	0.74%	0.78%
Total delinquencies/total loans	1.94%	[4]	2.05%	1.24%	2.40%	1.12%	2.25%	1.18%	2.37%	1.33%
Total delinquencies/total loans - adjusted [2]	0.64%	[4]	0.65%	1.23%	1.04%	1.10%	0.92%	1.16%	1.04%	1.31%
ALLL/total loans	0.88%	[4]	0.91%	1.11%	0.89%	1.11%	0.88%	1.15%	0.87%	1.16%
ALLL/Nonperforming loans (NPLs)	195.51%	[4]	170.54%	1038.44%	138.27%	736.61%	120.97%	442.13%	117.48%	424.00%
ALLL / total loans, excluding purchased loans	1.07%	--	1.10%	--	1.11%	--	1.12%	--	1.15%	--
Purchase Discounts / Purchased Loans with Discounts [5]	3.89%	--	3.75%	--	3.92%	--	3.96%	--	3.91%	--

- Credit Quality continues to improve:
  - Nonperforming assets declined to 0.43% of total assets
  - Nonperforming loans account for 65% of total delinquencies
  - Delinquencies declined to 1.94% of total loans compared to 2.05% in 4Q15
  - Adjusted delinquencies ended the quarter at 0.64%
  - OREO declined to $7.3 million compared to $7.5 million in 4Q15

[1] Nonperforming assets includes nonaccrual loans and OREO, excludes performing TDRs and SBAs
[2] Total delinquencies and total loans - adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) and starting in 4Q15 guaranteed portion of SBA loans
[3] Peer group revised 1Q15. Source: SNL
[4] Not available at time of publishing
[5] While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts

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Deposits • Total deposits of $3.8 billion at March 31, 2016, a $591 million or 18% increase from December 31, 2015, with $127 million of deposits added in the OCBB acquisition. Transaction and savings deposits increased $266 million and time deposits increased $169 million. • Opened three new de novo branches during 1Q – two in Southern California and one in Hawaii – and added one branch from the OCBB acquisition located in Southern California • 17.9% deposit growth from de-novo branches opened since 2012. Opened 13, or 27% of out total branch network, since 2012. 21 Total Cost of Deposits 7% 9% 8% 11% 23% 20% 23% 24% 61% 61% 57% 53% 9% 10% 11% 12% $2,211 $2,445 $3,232 $3,823 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 12/31/13 12/31/14 12/31/2015 3/31/2016 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.43% 0.39% 0.44% 0.42%

Mortgage Banking 22

Mortgage Banking Segment – Quarter Trend • 1Q interest rate lock commitment volume of $1.8 billion was 35% higher than in 4Q and closed loan volume of $1.6 billion was 5% lower than in the prior quarter • Higher rate lock volume was the primary driver of net gain on mortgage loan origination and sale activities of $59.5 million coming in 37% above 4Q • Mortgage servicing income of $7.3 million declined $5.5 million from the prior quarter primarily due to lower risk management results offset somewhat by an increase in collected servicing fee income 23 ($ in thousands) Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Mar. 31, 2015 Net interest income $ 5,044 $ 6,981 $ 8,125 $ 7,585 $ 5,627 Noninterest income 67,065 56,631 60,584 69,363 65,292 Noninterest expense 64,722 63,183 63,916 63,055 53,816 Net income before taxes 7,387 429 4,793 13,893 17,103 Income taxes 2,522 128 1,632 4,371 6,785 Net income $ 4,865 $ 301 $ 3,161 $ 9,522 $ 10,318 ROAA 2.50% 0.12% 1.11% 3.44% 4.56% ROATE 21.73% 1.28% 10.28% 26.84% 35.16% Efficiency Ratio 89.8% 99.3% 93.0% 81.9% 75.9% FTE 1,361 1,311 1,293 1,207 1,061 For the three months ended

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. (3) In the second quarter of 2015, we recognized an additional $2.4 million of gain on mortgage loan origination and sale revenue related to the correction of an error in the mortgage loan pipeline valuation. The Composite Margin in the table above has been adjusted to eliminate the impact of this correction. 24 - 500 1,000 1,500 2,000 2,500 1Q15 2Q15 3Q15 4Q15 1Q16 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 0 50 100 150 200 250 300 350 400 1Q15 2Q15 3Q15 4Q15 1Q16 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans 1Q15 2Q15 3Q15 4Q15 1Q16 HMST $1,479 $1,837 $1,768 $1,530 $1,479 WMS $127 $186 $166 $119 $94 Closed Loans $1,607 $2,023 $1,934 $1,649 $1,573 Purchase % 51% 69% 75% 70% 62% Refinance % 49% 31% 25% 30% 38% Rate locks $1,901 $1,883 $1,807 $1,340 $1,804 Purchase % 50% 73% 70% 67% 59% Refinance % 50% 27% 30% 33% 41% Q1 15 Q2 15 (3) Q3 15 Q4 15 1Q16 Secondary gains/rate locks (1) 306 316 275 281 300 Loan fees/closed loans (2) 30 1 36 38 36 Composite Margin 336 347 311 319 336

Mortgage Servicing As of March 31, 2016 • Constant Prepayment Rate (CPR) – 13.3% for Q1 2016 • Weighted average servicing fee - 28.7 bps • MSRs represent 0.84% of ending UPB – 2.9 W.A. servicing fee multiple • W.A age - 27.8 months • W.A. expected life – 49.1 months as of 3/31/16 • Composition – 27.8% FHA & VA • Total delinquency - 1.1% (including foreclosures) • W.A. note rate - 4.07% 25 $11,910 $12,980 $14,271 $15,348 $15,981 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 1Q15 2Q15 3Q15 4Q15 1Q16 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape 26 Mortgage Market • MBA estimates first quarter mortgage origination nationally to decrease 14% over fourth quarter. By contrast, HomeStreet’s originations decreased only 5% over the prior quarter. • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to decrease 4.4% in 2016 over the past year, an upward revision from its prior quarter forecast of a 7.1% decrease. However, our focus has always been on the purchase market and purchase mortgage originations are projected to increase 10% in 2016. • Despite the increase in short term interest rates by the Federal Reserve in December, mortgage rates continue near historic lows, and nationally purchases are expected to increase by 10% from 2015 and comprise 62% of volume in 2016 • Housing starts for this year are expected to be up 11% over 2015 levels Competitive Landscape • Purchases comprised 53% of originations nationally and 49% in the Pacific Northwest in the first quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 62% of our closed loans and 59% of our interest rate lock commitments in the quarter. • Purchase demand continues to remain strong in many of our our markets, however limited inventory continues to be a significant constraining issue • The Pacific Northwest and the major markets in western United States are expected to continue to grow more quickly than the rest of the country

Earnings Guidance 27 • Currently anticipating mortgage loan lock and forward sale commitments volume of approximately $2.3 billion in the second and third quarters and $1.8 billion in the fourth quarter of this year • Projecting mortgage loan held for sale closing volumes of $2.3 billion, $2.4 billion, and $2.1 billion in the second, third, and fourth quarters of this year, respectively • Gain on sale composite margin expected to range between 315 and 325 basis points over the next three quarters • In our Commercial and Consumer Banking segment, over the next three quarters we continue to expect net loan portfolio growth to approximate 4% to 6% quarterly • Overall, we generally expect our consolidated net interest margin to trend down to the 3.40% to 3.45% level reflecting a flatter yield curve, absent changes in market rates and prepayment speeds • Our non-interest expenses will grow approximately 3% per quarter on average, reflecting the continued investment in our growth and infrastructure

. Appendix 28

Statements of Financial Condition For the three months ended For the nine months ended 29 ($ in thousands) Mar. 31, 2016 Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Mar. 31, 2015 Cash and cash equivalents $ 46,356 $ 32,684 $ 37,303 $ 46,197 $ 56,864 Investment securities 687,081 572,164 602,018 509,545 476,102 Loans held for sale 696,692 650,163 882,319 972,183 865,322 Loans held for investment, net 3,523,551 3,192,720 3,012,943 2,900,675 2,828,177 Mortgage servicing rights 148,851 171,255 146,080 153,237 121,722 Other real estate owned 7,273 7,531 8,273 11,428 11,589 Federal Home Loan Bank stock, at cost 40,548 44,342 44,652 40,742 34,996 Premises and equipment, net 67,323 63,738 60,544 58,111 49,808 Goodwill 20,366 11,945 11,945 11,945 11,945 Other assets 179,211 147,953 169,576 162,185 147,878 Total assets $ 5,417,252 $ 4,894,495 $ 4,975,653 $ 4,866,248 $ 4,604,403 Deposits $ 3,823,027 $ 3,231,953 $ 3,307,693 $ 3,322,653 $ 3,344,223 Federal Home Loan Bank advances 883,574 1,018,159 1,025,745 922,832 669,419 Federal funds purchased and securities sold under agreements to repurchase - - - - 9,450 Accounts payable and other liabilities 119,662 117,251 119,900 111,180 80,059 Long-term debt 61,857 61,857 61,857 61,857 61,857 Total liabilities 4,888,120 4,429,220 4,515,195 4,418,522 4,165,008 Preferred stock - - - - - Common stock 511 511 511 511 511 Additional paid-in capital 273,168 222,328 222,047 221,551 221,301 Retained earnings 251,292 244,885 236,207 226,246 213,870 Accumulated other comprehensive income (loss) 4,161 (2,449) 1,693 (582) 3,713 To al shareholders’ equity 529,132 465,275 460,458 447,726 439,395 Total liabilities and shareholders’ equity $ 5,417,252 $ 4,894,495 $ 4,975,653 $ 4,866,248 $ 4,604,403

Non-GAAP Financial Measures Tangible Book Value: 30 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands, except share data) 2016 2015 2015 2015 2015 Shareholders' equity $529,132 $465,275 $460,458 $447,726 $439,395 Less: Goodwill and other intangibles (29,126) (20,266) (20,250) (20,778) (21,324) Tangible shareholders' equity $500,006 $445,009 $440,208 $426,948 $418,071 Book value per share $21.55 $21.08 $20.87 $20.29 $19.94 Impact of goodwill and other intangibles (1.18) (0.92) (0.92) (0.94) (0.97) Tangible book value per share $20.37 $20.16 $19.95 $19.35 $18.97 Average shareholders' equity $510,883 $470,635 $460,489 $455,721 $370,008 Less: Average goodwill and other intangibles (26,645) (20,195) (20,596) (21,135) (16,698) Average tangible shareholders' equity $484,238 $450,440 $439,893 $434,586 $353,310 Return on average shareholders’ equity 5.02% 7.38% 8.65% 10.86% 11.14% Impact of goodwill and other intangibles 0.27% 0.33% 0.41% 0.53% 0.53% Return on average tangible shareholders' equity 5.29% 7.71% 9.06% 11.39% 11.67% Quarter Ended

Non-GAAP Financial Measures Core Net Income: 31 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands) 2016 2015 2015 2015 2015 Net income $6,407 $8,678 $9,961 $12,376 $10,304 Impact of merger-related items (net of tax) 3,378 109 (512) 2,165 1,256 Net income, excluding merger-related items (net of tax) $9,785 $8,787 $9,449 $14,541 $11,560 Noninterest expense $101,353 $92,725 $92,026 $92,335 $89,482 Deduct: merger-related expenses (5,198) (754) (437) (3,208) (12,165) Noninterest expense, excluding merger-related expenses $96,155 $91,971 $91,589 $89,127 $77,317 Diluted earnings per common share $0.27 $0.39 $0.45 $0.56 $0.59 Impact of merger-related items (net of tax) 0.14 - (0.03) 0.09 0.08 Diluted earnings per common share, excluding merger- related items (net of tax) $0.41 $0.39 $0.42 $0.65 $0.67 Return on average assets 0.51% 0.71% 0.83% 1.06% 1.08% Impact of merger-related items (net of tax) 0.27% 0.01% (0.05)% 0.19% 0.13% Return on average assets, excluding merger-related items (net of tax) 0.78% 0.72% 0.78% 1.25% 1.21% Return on average shareholders' equity 5.02% 7.38% 8.65% 10.86% 11.14% Impact of merger-related items (net of tax) 2.64% 0.09% (0.44)% 1.90% 1.36% Return on average shareholders' equity, excluding merger- related items (net of tax) 7.66% 7.47% 8.21% 12.76% 12.50% Return on average tangible shareholders' equity 5.29% 7.71% 9.06% 11.39% 11.67% Impact of merger-related items (net of tax) 2.79% 0.09% (0.47)% 1.99% 1.42% R turn on average tangible shareholders' equity, excluding merger-related items (net of tax) 8.08% 7.80% 8.59% 13.38% 13.09% Efficiency ratio 90.17% 88.18% 85.92% 83.02% 84.33% Impact of merger-related items (net of tax) (4.62)% (0.40)% 0.23% (2.94)% (6.61)% Efficiency ratio, excluding merger-related items (net of tax) 85.55% 87.79% 86.16% 80.08% 77.72% Quarter Ended

Non-GAAP Financial Measures Core Net Income – Commercial & Consumer Banking: 32 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands) 2016 2015 2015 2015 2015 Commercial and Consumer Banking Segment: Net (loss) income $1,542 $8,377 $6,800 $2,854 ($14) Impact of merger-related items (net of tax) 3,378 109 (512) 2,165 1,256 Net income, excluding merger-related items (net of tax) $4,920 $8,486 $6,288 $5,019 $1,242 ROAA 0.15% 0.84% 0.71% 0.32% (0.00)% Impact of merger-related items (net of tax) 0.32% 0.01% (0.05)% 0.24% 0.17% ROAA, excluding merger-related items (net of tax) 0.46% 0.85% 0.66% 0.56% 0.16% ROAE 1.47% 8.99% 7.99% 3.68% (0.02)% Impact of merger-related items (net of tax) 3.23% 0.12% (0.60)% 2.79% 2.04% ROAE, excluding merger-related items (net of tax) 4.71% 9.11% 7.39% 6.47% 2.02% ROATE 1.58% 9.51% 8.51% 3.95% (0.02)% I pact of merger-related items (net of tax) 3.46% 0.12% (0.64)% 3.00% 2.18% ROATE, excluding merger-related items (net of tax) 5.03% 9.64% 7.87% 6.94% 2.16% Efficiency ratio 90.92% 71.12% 73.22% 85.44% 101.36% Impact of merger-related items (net of tax) (12.90)% (1.17)% 0.39% (9.54)% (19.07)% Efficiency ratio, excluding merger-related items (net of tax) 78.02% 69.95% 73.60% 75.90% 82.29% Quarter Ended